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                                                                    EXHIBIT 24.1





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Hancock Holding Company on Form S-4 of our report dated January 14, 1994, incorporated by reference in the Annual Report on Form 10-K of Hancock Holding Company for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus/Proxy Statement, which is part of this Registration Statement.





DELOITTE & TOUCHE
New Orleans, Louisiana
February 10, 1994